Exhibit 99.1

ONEOK Partners Prices Common Units Public Offering

TULSA, Okla., June 16, 2009 /PRNewswire-FirstCall via COMTEX News Network/ — ONEOK Partners, L.P. (NYSE: OKS) today announced a public offering of 5 million of its common units, representing limited partner interests, subject to market and other conditions. The units will be offered by ONEOK Partners pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission.

ONEOK Partners expects to use the net proceeds, after deducting underwriting discounts and commissions and expenses, from the common unit public offering and the general partner’s proportionate capital contribution to reduce the debt outstanding under its $1 billion revolving credit facility and for general partnership purposes.

UBS Investment Bank, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers. Barclays Capital Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as senior co-managers. RBC Capital Markets Corporation, SMH Capital Inc., Stifel Nicolaus & Company, Incorporated, and Tudor, Pickering, Holt & Co. Securities, Inc. are acting as junior co-managers.

ONEOK Partners is expected to grant the underwriters a 30-day option to purchase up to an additional 750,000 common units to cover over-allotments, if any.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the prospectus and prospectus supplement may be obtained from the underwriters as follows:

UBS Investment Bank

Attention: Prospectus Department

299 Park Avenue

New York, NY 10171

Toll free: 888-827-7275

Citi

Brooklyn Army Terminal

Attention: Prospectus Delivery Department

140 58th Street

Brooklyn, NY 11220

Toll free: 800-831-9146

Merrill Lynch

Attention: Prospectus Department

4 World Financial Center, Floor 5

New York, NY 10080

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 47.7 percent of the partnership. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

Some of the statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. These forward-looking statements are made in reliance on the safe-harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning. You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

OKS-FI

SOURCE ONEOK Partners, L.P.

http://www.oneokpartners.com

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